EX-99.B10
                                                           Exhibit 24(b)(10)

                                  Law Offices

                     Stradley, Ronon, Stevens & Young, LLP

                           2600 One Commerce Square
                     Philadelphia, Pennsylvania 19103-7098
                                (215) 564-8000

Direct Dial: (215) 564-8024

                                March 25, 1998

Voyageur Investment Trust
1818 Market Street
Philadelphia, PA 19103

          Re:  Legal Opinion-Securities Act of 1933

Ladies and Gentlemen:

          We have examined the Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") of Voyageur Investment Trust (the "Trust"), a business trust organized under the laws of the State of Massachusetts on September 16, 1991, the By-Laws of the Trust, and the resolutions adopted by the Trust's Board of Trustees organizing the business of the Trust, all as amended to date, and the various pertinent proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940 (the "Investment Company Act") and the Securities Act of 1933 (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

          The Trust is authorized by its Declaration of Trust to issue an unlimited number of shares of beneficial interest without a par value. The Trust issues shares of the Delaware-Voyageur Tax-Free California Insured Fund, Delaware-Voyageur Tax-Free Florida Insured Fund, Delaware-Voyageur Tax-Free Florida Fund, Delaware-Voyageur Tax-Free Kansas Fund, Delaware-Voyageur Tax-Free Missouri Insured Fund, Delaware-Voyageur Tax-Free New Mexico Fund, Delaware-Voyageur Tax-Free Oregon Insured Fund, Delaware-Voyageur Tax-Free Utah Fund, and the Delaware-Voyageur Tax-Free Washington Insured Fund. The Declaration of Trust designates, or authorizes the Trustees to designate, one or more series or classes of shares of the Trust, and allocates, or authorizes the Trustees to allocate, shares of beneficial interest to each such series or class. The Declaration of Trust also empowers the Trustees to designate any additional series or classes and allocate shares to such series or classes.

          The Trust has filed with the U.S. Securities and Exchange Commission (the "Commission"), a Registration Statement under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Rule 24f-2 under the Investment Company Act. You have further advised us that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 perfecting the registration of the shares sold by the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

          You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

          Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting trust under the laws of the State of Massachusetts, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the Trust when issued for the consideration set by the Board of Trustees pursuant to the Declaration of Trust, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration of Trust and the laws of the State of Massachusetts.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust, and any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to reference in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                         Very truly yours,

                         STRADLEY, RONON, STEVENS & YOUNG, LLP
                         BY: /s/Mark H. Plafker
                             Mark H. Plafker